Resolve Staffing to Merge with ELS Companies

February 22, 2006 (Cincinnati, OH) - Resolve Staffing, Inc. (OTCBB: RSFF) today announces that it has reached an agreement in principle to merge with Employee Leasing Services, Inc. (ELS), and certain related affiliates, to create a national human resource outsourcing provider. Headquartered in Cincinnati, Ohio, ELS (www.elshr.com) is a professional employer organization (PEO) managing a payroll of over 10,000 worksite employees in over 40 states with operation and service centers throughout the country. ELS’ 2005 gross (non-GAAP) revenues were over $200 million, which equates to approximately $50 million in net (GAAP) revenues and $3.5 million in Pretax Profit. After merging the two companies, Resolve Staffing will have approximately 21 million shares outstanding (fully diluted), thus increasing earnings approximately $.14 to $.17 per fully diluted share. Prior to announcing this merger, Resolve was on track for annualized revenues of approximately $75 million. Moreover, Resolve anticipates the synergies resulting from the merger, as well as additional organic growth and acquisitions, will have a substantive positive impact on earnings going forward.

Under the terms of the agreement, Resolve will acquire all outstanding shares of ELS for approximately $3 million in cash, a $7 million note and 1.4 million shares of Resolve common stock. Closing of the transaction is subject to certain customary closing conditions and is expected to occur in the second quarter of 2006.

Ron Heineman, CEO of Resolve, stated, “The merger of ELS and Resolve will establish us as one of the nations top HROs. As we have demonstrated through the past year, Resolve will continue to pursue aggressive growth both organically and through strategic acquisition opportunities throughout the U.S. The merger with ELS will not only strengthen the Company, it will also diversify and expand our service offerings into a true National HR Outsourcing Company. Our clients will be better served through the closing of this transaction since many of ELS’ clients require help with their staffing needs and many of Resolve’s clients require help with their human resource needs. Further, ELS and Resolve share the same organizational values and I am pleased with both the cultural fit between the two organizations and the future business benefits we will jointly achieve as we become one unified organization."

"We are very excited about the growth opportunity this merger with ELS will create," said Don Quarterman, Director of Resolve Staffing. "Mr. Heineman and his management team have built a scalable infrastructure capable of supporting our growth, and taking both companies to the next level. We look at the merger with ELS as a significant leap into the future. ELS strengthens Resolve’s resources and gives us the capabilities to offer a one-stop shop for our clients’ human resource needs. ELS’ team of talented staff will bring a wealth of knowledge and experience to Resolve. We are looking forward to working together.”

ELS played a key roll in Resolve’s aggressive growth over the past year. In February 2005, Resolve merged with ELS’ staffing division, making Ron Heineman (owner/operator of ELS) Resolve’s CEO and largest shareholder. With the vision of Mr. Heineman, and the financial backing of ELS, Resolve grew to approximately 52 locations by January 2006. Through the merger with ELS, Resolve will immediately expand its services to become a turnkey provider of HR Outsourcing Services. With ELS operating in over 40 states, Resolve will have an immediate presence to clients in a plethora of new markets. In addition to reduced overhead, the synergies between the two entities will open doors to numerous vertical markets for both companies.

Since its inception in 1989, ELS, a privately held, major shareholder of Resolve, has grown to over $200 million in annual sales. Through this merger, Resolve can provide human resource management services to help its clients tackle increased complexities associated with the employment aspect of their businesses. ELS brings a new standard in Professional Employer Organization (PEO) services. ELS organizes and maintains business’ employee needs with a wide range of services. By acting as a co-employer, ELS makes day-to-day business operations run smoother. The Company acts as a business partner that manages all human resource needs leaving its clients only the task of caring for the profitable side of their business. ELS gives its clients the freedom to focus on business instead of "administrative mayhem". While the client maintains control of its employees, ELS manages the "non-core" administrative human resource duties associated with being an employer and contractually assumes several employer risks and responsibilities. By undertaking these important activities, ELS saves its clients time and money. ELS’ team of highly professional human resource specialists provide clients with worry-free capability in the areas of benefits, payroll, safety plans, compliance and total human resource administration including 401K, Risk Management and TPA services, Unemployment Compensation Management and the latest human resource technology for companies and their employees. In addition to providing these valuable and diversified services, ELS also assists its clients to:

•	Design a Benefits Package that Attracts the Best Employees
•	Create a Safer Workplace and Lower Insurance Costs
•	Install a Fast, Accurate Payroll System
•	Build a Strong Regulatory Compliance Program
•	Establish a Comprehensive Reliable Employee Management System

About Resolve Staffing, Inc.

Resolve Staffing is a national provider of outsourced human resource services. With 52 offices reaching from New York to California, the Company provides a full range of supplemental staffing and outsourced solutions, including solutions for temporary, temporary-to-hire, or direct hire staffing in the medical, trucking, garment, clerical, office administration, customer service, professional and light industrial categories. For additional information on Resolve Staffing visit our website www.resolvestaffing.com.

This press release contains forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, and collectibility of accounts receivable among others. Other important factors that may affect the Company's future prospects are described in the Company's 2004 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Contact:
Don Quarterman
770-900-4856
ir@resolvestaffing.com